Exhibit 1.8

FORM No. 13

THE COMPANIES ACT 1981

NOTICE OF ADDRESS OF REGISTERED OFFICE

Pursuant to section 62

Name of Company Brookfield Renewable Partners Limited

Registration Number 45524

In accordance with section 62(2) of the Companies Act, 1981, I hereby give notice that the address of the registered office of the above-mentioned Company is:

73 Front Street, 5th Floor

Hamilton HM 12

Bermuda

Signed

State whether Director or Secretary	Jane Sheere Secretary

Date	8 May 2012